UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2006

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	0-23357	35-1345024 (I.R.S. Employer Identification No.)
(Commission File Number)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Item 1.01.    Entry into a Material Definitive Agreement.

On December 14, 2006, Bioanalytical Systems, Inc. (the "Company") entered into a letter agreement (the "Amendment") which amended the Credit Facility Amended and Restated Credit Agreement by and between the Company and National City Bank (the "Credit Facility"). The Amendment raised our interest rate from LIBOR plus 250-300 basis point to LIBOR plus 325 basis points, or from prime plus 25 basis points to prime plus 50 basis points, increased our fee on the unused portion of the line from 25 basis points to 37.5 basis points, and limited capital additions for fiscal 2007 to $1.2 million. Among other things, the Amendment waived the breach of certain financial covenants set forth in the Credit Facility, changed the method of calculation of the Fixed Charge Coverage Ratio and eliminated the Senior Debt Ratio covenant.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete terms of the document, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

        (a)    Not applicable.

        (b)    Not applicable.

        (c)    Not applicable.

        (d)    Exhibits.

        10.1    Letter Agreement amending Amended and Restated Credit Agreement by and between Bioanalytical Systems, Inc. and National City Bank executed December 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2006	Bioanalytical Systems, Inc. By: /s/ Michael R. Cox Michael R. Cox Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No. 10.1	Description Letter Agreement amending Amended and Restated Credit Agreement by and between Bioanalytical Systems, Inc. and National City Bank executed December 14, 2006.